EXHIBIT 32.2

Certification of Chief Financial Officer

Pursuant to §906 of The Sarbanes-Oxley Act of 2002

The undersigned Vice President and Chief Financial Officer of First Republic Preferred Capital Corporation (the “Company”), hereby certifies on the date hereof pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”), filed concurrently herewith by the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 11, 2010	/s/ WILLIS H. NEWTON, JR.
Name: Willis H. Newton, Jr.
Title: Vice President and Chief Financial Officer